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                                                                   EXHIBIT 23.01



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Industrial Scientific Corporation on Form S-8 (Registration No. 33-65532) of our report dated March 7, 1997, except for note 3, as to which the date is March 10, 1997, on our audits of the consolidated financial statements of Industrial Scientific Corporation and Subsidiaries as of January 25, 1997, and January 27, 1996, and for each of the three years in the period ended January 25, 1997, which reports are incorporated by reference.




                                         Coopers & Lybrand L.L.P.



600 Grant Street
Pittsburgh, Pennsylvania
April 23, 1997